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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ACTIVIDENTITY CORPORATION
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ACTIVIDENTITY CORPORATION
6623 Dumbarton Circle
Fremont, California 94555

January 28, 2009

Dear Stockholder:

        You are cordially invited to attend the 2009 Annual Meeting of Stockholders of ActivIdentity Corporation (the "Company"). The meeting will be held at the offices of the Company, located at 6623 Dumbarton Circle, Fremont, California 94555 on Wednesday, March 25, 2009 at 10:00 a.m., local time.

        The matters to be considered at the meeting are described in detail in the attached proxy statement. We will also report on the activities of the Company immediately following the meeting, and you will have an opportunity to submit questions or comments on matters of interest to stockholders generally. Included with the proxy statement is a copy of the Company's 2008 Annual Report on Form 10-K for the fiscal year ended September 30, 2008.

        Please use this opportunity to take part in the affairs of the Company by voting on the business to come before this meeting. Regardless of whether you plan to attend the meeting, I urge you to vote your proxy as soon as possible. Returning the proxy card does not deprive you of your right to attend the meeting and to vote your shares in person, and may save the Company from incurring additional proxy solicitation costs.

        The Board and management look forward to seeing you at the meeting.

Sincerely yours,

Grant Evans Chairman and Chief Executive Officer

ACTIVIDENTITY CORPORATION
6623 Dumbarton Circle
Fremont, California 94555

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On March 25, 2009

        The Annual Meeting of Stockholders of ActivIdentity Corporation (the "Company") will be held on Wednesday, March 25, 2009, at 10:00 a.m. local time, at the offices of the Company, located at 6623 Dumbarton Circle, Fremont, California 94555, for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

  1.
  To elect seven directors of the Company;

  2.
  To ratify the appointment of BDO Seidman, LLP, as the Company's independent registered public accountants for the fiscal year ending September 30, 2009; and

  3.
  To transact such other business as may properly come before the meeting.

        Stockholders of record at the close of business on January 26, 2009 are entitled to vote at the Annual Meeting and are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you attend the meeting, you may vote in person even if you return a proxy.

By Order of the Board of Directors,

Grant Evans Chairman and Chief Executive Officer Fremont, California January 28, 2009

YOUR VOTE IS IMPORTANT. PLEASE RETURN THE ENCLOSED PROXY, EVEN IF YOU PLAN TO ATTEND THE MEETING AND VOTE IN PERSON. A MAJORITY OF OUR OUTSTANDING SHARES MUST BE REPRESENTED IN PERSON OR BY PROXY AT THE MEETING TO CONSTITUTE A QUORUM.

i

QUESTIONS AND ANSWERS

        The following questions and answers are intended to provide you with more information about ActivIdentity Corporation's ("ActivIdentity's" or "our") Annual Meeting of Stockholders to be held on Wednesday, March 25, 2009, at 10:00 a.m. local time, at the offices of the Company, located at 6623 Dumbarton Circle, Fremont, California 94555 (the "Annual Meeting").

Q:
What proposals will be voted on at the Annual Meeting?

A:
There are two proposals scheduled to be voted on at the Annual Meeting:

•
Election of seven members of the Board of Directors (the "Board") to serve until the next annual meeting of stockholders and until their successors are elected and qualified; and

•
Ratification of the appointment of BDO Seidman, LLP as our independent registered public accountants for the fiscal year ending September 30, 2009.

  We will also consider other business that properly comes before the meeting, although at this time we know of no additional matters that will be considered.

Q:
How does the Board recommend that I vote?

A:
The Board recommends that you vote:

•
"FOR" each of the nominees to the Board set forth in this proxy statement; and

•
"FOR" ratification of the appointment of BDO Seidman, LLP as our independent registered public accountants for the fiscal year ending September 30, 2009.

Q:
What is a proxy?

A:
A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy holder. If you designate someone as your proxy holder in a written document, that document also is called a proxy or a proxy card. ActivIdentity has designated Grant Evans, our Chairman and Chief Executive Officer, and Jacques Kerrest, our Chief Financial Officer and Chief Operating Officer, as our proxy holders for the Annual Meeting.

Q:
Who may vote at the Annual Meeting?

A:
You may vote your ActivIdentity common stock if you owned those shares as of the close of business on January 26, 2009 (the "Record Date"). You may cast one vote for each share of common stock held by you on all matters presented. As of the Record Date, there were 45,786,184 shares of common stock issued and outstanding.

Q:
How can I vote my shares in person at the Annual Meeting?

A:
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company LLC, you are considered the "stockholder of record" with respect to those shares. As the stockholder of record, you have the right to vote in person at the meeting. If you choose to do so, you can bring the enclosed proxy card or vote using the ballot provided at the meeting. However, even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

  Most stockholders of ActivIdentity hold their shares in street name through a stockbroker, bank or other nominee rather than directly in their own name. In that case, you are considered the "beneficial owner" of shares held in street name and the proxy materials are being forwarded to you together with a voting instruction card from your nominee. Because a beneficial owner is not a stockholder of record, you may not vote these shares in person at the meeting unless you obtain a

  "legal proxy" from the broker, bank or nominee that holds your shares, giving you the right to vote those shares at the meeting. If you wish to attend the Annual Meeting and vote in person, you will need to contact your broker, bank or nominee to obtain a legal proxy.

Q:
How can I vote my shares without attending the Annual Meeting?

A:
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting by completing and mailing your proxy card or voting instruction card in the enclosed pre-paid envelope or following the instructions provided, to vote by mail, phone or internet. Please refer to the enclosed materials for details.

Q:
What happens if additional matters are presented at the Annual Meeting?

A:
Other than the two items of business described in this proxy statement, at this time we are not aware of any other business to be acted upon at the Annual Meeting. However, if you grant a proxy in the form provided with this proxy statement, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Q:
What happens if I do not give specific voting instructions?

A:
If you hold shares as a record holder, and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote before the meeting. If you do not return a proxy and do not vote at the Annual Meeting in person, your shares will not be voted.

  If you hold your shares through a broker, bank or other nominee and you do not provide instructions on how to vote, your broker or other nominee may have authority to vote your shares on your behalf on matters to be considered at the meeting.

Q:
What is the quorum requirement for the Annual Meeting?

A:
A majority of ActivIdentity's outstanding shares as of the Record Date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting, if you:

•
are present and vote in person at the meeting; or

•
have properly submitted a proxy card.

Q:
How can I change my vote after I return my proxy card?

A:
You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing a new proxy card with a later date or by attending the meeting and voting in person. However, your attendance at the meeting will not automatically revoke your proxy unless you vote at the meeting or specifically request in writing that your prior proxy be revoked.

Q:
Is my vote confidential?

A:
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within ActivIdentity or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which may be forwarded to ActivIdentity management.

Q:
Where can I find the voting results of the Annual Meeting?

A:
The preliminary voting results will be announced at the meeting. The final voting results will be tallied by our Inspector of Elections and published in our quarterly report on Form 10-Q for the fiscal quarter ending March 31, 2009.

Q:
Who pays for the cost of this proxy solicitation?

A:
ActivIdentity will pay the costs of the solicitation of proxies. We may also reimburse brokerage firms, banks and other nominees representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone.

Q:
How can I obtain a copy of ActivIdentity's 10-K?

A:
A copy of our 2008 annual report on Form 10-K is enclosed. You may obtain additional copies of our Form 10-K by sending a written request to the address listed above. We will furnish a stockholder with an additional copy of our Form 10-K at no charge. This proxy statement and our 2008 annual report are also available at www.actividentity.com/en/investors/2_2_annual_reports.php and our Form 10-K with exhibits is available on the Securities and Exchange Commission (the "SEC") website at www.sec.gov, which can be reached from our Investor Relations website at www.actividentity.com.

Q:
What is the voting requirement to approve each of the proposals?

A:
With respect to the first proposal the seven persons receiving the highest number of "for" votes at the Annual Meeting will be elected as directors. With respect to the second proposal, the appointment of BDO Seidman, LLP as the Company's registered independent public accountants will be ratified if it receives the affirmative vote of a majority of the shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

Q:
Is cumulative voting permitted for the election of directors?

A:
No. Cumulative voting is not permitted for the election of directors.

Q:
How can I communicate with ActivIdentity's non-employee directors?

A:
Our Board of Directors believes that management alone speaks for ActivIdentity. Stockholders, however, who are interested in communicating directly with the non-employee directors as a group may do so by writing to the non-employee directors in care of the corporate Secretary. Stockholders can send communications by mail to Secretary, ActivIdentity Corporation, 6623 Dumbarton Circle, Fremont, California 94555 or through our corporate website located at www.actividentity.com. Our Secretary monitors these communications and will provide a summary of all received messages to the Board at each regularly scheduled meeting of the Board. Where the nature of a communication warrants, our Secretary may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the Board or non-management director, of independent advisors or of management, as our Secretary considers appropriate. Our Secretary may decide in the exercise of his or her judgment whether a response to any stockholder communication is necessary. This procedure does not apply to (a) communications to non-management directors from officers or directors of ActivIdentity who are stockholders, or (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended.

ACTIVIDENTITY CORPORATION
6623 Dumbarton Circle
Fremont, California 94555

PROXY STATEMENT FOR
2009 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Wednesday, March 25, 2009

INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

General

        The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of ActivIdentity Corporation ("ActivIdentity," the "Company," "we" or "us") for use at the Annual Meeting of Stockholders to be held on Wednesday, March 25, 2009, at 10:00 a.m., local time, or at any adjournment thereof (the "Annual Meeting"). The Annual Meeting will be held at the Company's headquarters located at 6623 Dumbarton Circle, Fremont, California 94555.

        This Proxy Statement was first mailed on or about January 28, 2009 to stockholders entitled to vote at the meeting. Stockholders of record of ActivIdentity Common Stock, $0.001 par value per share (the "Common Stock"), at the close of business on January 26, 2009 (the "Record Date") are entitled to vote at the Annual Meeting.

Designation or Proxy Holders and Revocability of Proxies

        ActivIdentity has designated Grant Evans, our Chairman and Chief Executive Officer, and Jacques Kerrest, our Chief Financial Officer and Chief Operating Officer, as our proxy holders for the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to our secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

        Each stockholder is entitled to one vote for each share of Common Stock held as of the Record Date. Stockholders are not entitled to cumulate their votes in the election of directors.

        The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

        Abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). Accordingly, abstentions will have the same effect as a vote against the proposal.

        Brokers may indicate on the enclosed proxy or its substitute that they do not have discretionary authority as to certain shares to vote on a particular matter for which they have not received specific instructions from the beneficial owner of the shares ("broker non-votes"). Broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. With respect to the election of directors and ratification of the appointment of BDO Seidman LLP, broker non-votes are not counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Thus, a broker non-vote will not have any effect on the outcome of the voting on either of the proposals presented in this proxy statement.

        Except with respect to broker non-votes, any proxy that is returned using the form of proxy enclosed and that is not marked as to a particular item will be voted for all matters submitted to a vote of stockholders at the Annual Meeting pursuant to this proxy statement. In addition, the proxy holders will vote as the proxy holders deem advisable on other matters that may come before the meeting.

        The cost of soliciting proxies will be borne by us. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expense in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of our directors, officers and employees, without additional compensation, in person or by telephone or facsimile.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

        At the Annual Meeting, you will be asked to elect a Board of seven directors. Currently, the size of our Board is fixed at seven directors and consists of seven members. Our Board reduced the size of the Board to seven directors from eight in January 2009 and the vacancy in existence at that time was eliminated. Following the Annual Meeting the seven nominees receiving the highest number of votes will be elected as directors to serve until the 2010 Annual Meeting of Stockholders. Each of the nominees, Robert Brandewie, Grant Evans, James Frankola, Jason Hart, Steven Humphreys, James Ousley and David Wright, have been recommended by the Nominating and Corporate Governance Committee of the Board (the "Nominating Committee") and approved by a majority of the Board. Each of the following seven nominees is an incumbent director.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Nominating Committee or the Board to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. If stockholders nominate additional persons for election as directors, the proxy holders will vote all proxies received by them to assure the election of as many of the Board's nominees as possible, with the proxy holder making any required selection of specific nominees to be voted for. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until that director's successor has been elected.

Nominees

        The Board recommends a vote for the nominees listed below:

Name of Nominee	Age(1)	Principal Occupation and Biographical Information
Robert Brandewie	60	Mr. Brandewie was elected to the Board in March 2008. He has served since November 2007 as the Senior Vice President, Identity and Security Solutions of Telos Corporation, an information technology solutions and services company addressing the needs of U.S. Government and commercial customers. Previously, Mr. Brandewie served as our Senior Vice President, Public Sector Solutions, from July 2006 to October 2007. From July 2004 to July 2006, he served as the Director, and from August 1982 to July 2004 as the Deputy Director, of the Department of Defense's ("DoD"), Defense Manpower Data Center ("DMDC") in Monterey, California, where he was architect of the DoD's Common Access Smart Card ("CAC") system.
Grant Evans	50	Mr. Evans has served as our Chief Executive Officer since April 2008 and was elected to the Board in March 2008. Mr. Evans served from January 2003 to March 2007 as the Chief Executive Officer and as a Director of A4Vision, Inc., a developer and manufacturer of machine vision technology for identity security. Prior to this, he served from March 1999 to March 2002 as the Executive Vice President at Identix, a publicly traded developer and manufacturer of identification technology solutions. Mr. Evans was also previously Vice President and General Manager of Identicator Technology and was responsible for leading that company's strategic direction and launching the commercial biometric market. Mr. Evans is a member of the board of directors of 3VR and Bioscrypt.
James W. Frankola	44	Mr. Frankola was elected to the Board in February 2006. Mr. Frankola has served as Executive Vice President of Ariba, Inc., a provider of on-demand spend management solutions, since December 2001 and as Chief Financial Officer of Ariba from December 2001 through August 2008. From 1997 to 2001, Mr. Frankola held various positions with Avery Dennison Corporation, a manufacturer of pressure-sensitive materials and office products, most recently as Vice President of Finance and IS, Fasson Roll Worldwide. From 1986 to 1997, Mr. Frankola held various financial and executive positions with IBM.
Jason Hart	38	Mr. Hart was elected to the Board in August 2005. Mr. Hart is an independent investor and previously served as Chief Executive Officer of the Company from February 2006 until November 2007. From August 2005 to February 2006, Mr. Hart served as our Senior Vice President, Sales, with his commencement of service starting with the Company's acquisition of Protocom Development Systems Pty. Ltd., a company that developed secure login software, in August 2005. Prior to his joining the Company, Mr. Hart was the Chief Executive Officer of Protocom, which he founded in 1989.

Name of Nominee	Age(1)	Principal Occupation and Biographical Information
Steven Humphreys	47	Mr. Humphreys was elected to the Board in March 2008. He has served as a director of SCM Microsystems since July 1996 and was Chairman of the board of directors of SCM from April 2000 to March 2007. Since October 2003, Mr. Humphreys has served as chairman of Robotic Innovations International, Inc., an acquirer and developer of technologies for broad-based applications of robotics, service automation and automated companion devices. From October 2001 to October 2003, he served as our Chairman of the Board and Chief Executive Officer. From July 1996 to April 2001, Mr. Humphreys was an executive officer of SCM, serving as President and Chairman of the Board from July 1996 until December 1996, at which time he became Chief Executive Officer and served as President and Chief Executive Officer until April 2000. Previously, Mr. Humphreys was President of Caere Corporation, an optical character recognition software and systems company. Prior to Caere, he spent ten years with General Electric Company in a variety of positions.
James E. Ousley	63	Mr. Ousley was elected to the Board in September 1996. He has been an industry consultant since 2004. Prior to that Mr. Ousley served as the President and Chief Executive Officer of Vytek Wireless Corporation, a developer of wireless products and applications, from 2000 until Vytek's merger with CalAmp in April 2004. From September 1991 to August 1999, Mr. Ousley served as President and Chief Executive Officer of Control Data Systems, a global computer systems and application services enterprise, before it was acquired by British Telecommunications in August 1999. From 1968 to 1999, Mr. Ousley held various operational and executive roles at Control Data Corporation (renamed Ceridian). Mr. Ousley serves on the Boards of Savvis, Inc., a provider of global network and managed hosting services; Bell Microproducts, Inc., a global distributor of computer products and services; and Datalink Corporation, a provider of integrated storage products and services. He also serves as the non-executive Chairman of Savvis.

Name of Nominee	Age(1)	Principal Occupation and Biographical Information
David B. Wright	59	Mr. Wright was elected to the Board in March 2008. He has served since August 2006 as the Chief Executive Officer and Chairman of the Board for Verari Systems, Inc., a leading provider of high performance computing systems to the financial services, service providers, entertainment media, oil and gas, government and EDA industries. Prior to joining Verari, Mr. Wright was Executive Vice President, Office of the CEO, Strategic Alliances and Global Accounts of EMC Corporation from July 2004 until August 2006. From October 2000 to July 2004, Mr. Wright served as President, Chief Executive Officer and Chairman of the Board of LEGATO Systems before EMC acquired the company in 2004. Prior to joining LEGATO, Mr. Wright had a 13-year career with Amdahl Corporation, where he had served as President and Chief Executive Officer from 1997 to 2000. Before joining Amdahl, Mr. Wright spent 11 years with IBM, serving in variety of staff and management positions. Mr. Wright also serves on the board of directors of SourceForge, Inc., a corporation that owns and operates a network of media web sites, serving the IT management and IT professional, software development and open source communities and other consumers.

(1)
Ages are as of the Record Date.

        All nominees have indicated that they are willing and able to serve as directors if re-elected.

Director Nomination Process

        Criteria for Board Membership.    In selecting candidates for election to the Board, the Nominating Committee considers the appropriate balance of experience, skills and characteristics required of the Board, and seeks to ensure that at least a majority of the directors are independent under the rules of the NASDAQ Global Market. Additionally, the Nominating Committee seeks to ensure that members of the Company's Audit Committee meet the financial literacy and sophistication requirements under the rules of the NASDAQ Global Market and at least one of them qualifies as an "Audit Committee Financial Expert" under the rules of the Securities and Exchange Commission (the "SEC"). Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company's business environment and industry, and willingness and ability to devote adequate time to Board duties.

        Stockholder Nominees.    The Nominating Committee considers written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Nominating Committee c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company's common stock that are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee. This information should be submitted within the time periods described in the Stockholder Proposals section below.

        Process for Identifying and Evaluating Nominees.    The Nominating Committee seeks potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates are selected based on input from members of the Board, senior management of the Company and, if the Nominating Committee deems appropriate, a third-party search firm. The Nominating Committee evaluates each candidate's qualifications and checks relevant references; in addition, such candidates are interviewed by at least one member of the Nominating Committee. Based on the input, the Nominating Committee evaluates which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the stockholders, as appropriate.

Required Vote

        Directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present. The seven nominees receiving the greatest number of affirmative votes will be elected as directors.

THE BOARD RECOMMENDS VOTING "FOR"
THE NOMINEES TO THE BOARD LISTED ABOVE.

PROPOSAL NO. 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        At the Annual Meeting, you will be asked to ratify the appointment of BDO Seidman, LLP ("BDO") as our independent registered public accountants for the fiscal year ending September 30, 2009. BDO was first appointed as our independent registered public accountants on September 28, 2004 and has audited our financial statements for the fiscal years ended September 30, 2008, 2007, 2006 and 2005 and for the nine-month transition period ended September 30, 2004, following our change in fiscal year in 2004 from December 31 to September 30.

        The selection of our independent registered public accountants is not required to be submitted to a vote of our stockholders for ratification. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accountants. However, the Board is submitting this matter to the stockholders as a matter of good corporate governance practice. If the stockholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will reconsider whether to retain BDO and may retain that firm or another without re-submitting the matter to the our stockholders. Even if stockholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, appoint different independent registered public accountants at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

        We expect that representatives of BDO will be present at the Annual Meeting and will be given an opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.

Audit Fees

        The Audit Committee reviews audit and non-audit services performed by BDO, as well as the fees charged by BDO for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible impact of the performance of such services on the auditors' independence. Additional information concerning the Audit Committee and its activities with BDO can be found in the following sections of this Proxy Statement: "Board and Committee Meetings" and "Report of the Audit Committee."

        The following table summarizes the aggregate fees that were billed by BDO for the fiscal year ended September 30, 2008 ("fiscal 2008") and the fiscal year ended September 30, 2007 ("fiscal 2007"). Audit fees reflected below are for the review and audit of the financial statements in the stated period; all other fees are for amounts paid in the stated period.

Type of fees	Fiscal 2008	Fiscal 2007
Audit Fees(1)	$741,941	$863,462
Audit-Related Fees(2)	130,215	16,100
Tax Fees(3)	59,314	59,842
All Other Fees	—	—

Total Fees	$931,470	$939,404

    (1)
    Fees for audit services consist of:

    •
    Audit of the Company's annual financial statements and the audit of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act;

    •
    Reviews of the Company's quarterly financial statements; and

    •
    Statutory and regulatory audits, consents and other services related to SEC matters.

    (2)
    Fees for audit-related services consist of financial accounting and reporting consultations.

    (3)
    Tax fees relate to the preparation of various federal, state and local tax returns.

        In considering the nature of the services provided by our registered independent public accountants, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the registered independent public accountants and our management to determine that they are permitted under the rules and regulations concerning auditors' independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Audit Committee's Pre-Approval Policies and Procedures

        Our Audit Committee has adopted a written charter that, among other things, requires the Audit Committee to pre-approve the rendering by our independent registered public accountants of audit or permitted non-audit services. All audit and non-audit services rendered by our independent registered public accountants in fiscal 2008 were approved by the Audit Committee in advance of the rendering of such services.

Required Vote

        The proposal to ratify BDO as the our independent registered public accountants for the year ending September 30, 2009 will be approved if it receives the affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present.

THE BOARD RECOMMENDS VOTING "FOR" THE RATIFICATION OF BDO AS THE
COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR
ENDING SEPTEMBER 30, 2009.

REPORT OF THE AUDIT COMMITTEE

        Under the guidance of a written charter adopted by the Board, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of the independent registered public accountants to conduct the annual audit of our accounts, reviewing the scope and results of the independent audits, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by its independent registered public accountants. Our Board has determined that each of the members of the Audit Committee meets the independence requirements of the NASDAQ Stock Market Rules.

        Management has primary responsibility for the system of internal controls and the financial reporting process. The independent registered public accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards.

        In this context and in connection with the audited financial statements contained in the Company's Annual Report on Form 10-K, the Audit Committee:

  •
  reviewed and discussed the audited financial statements as of and for the fiscal year ended September 30, 2008 with the Company's management and the independent registered public accountants;

  •
  oversaw management's assessment and testing of internal control over financial reporting, as required under Section 404 of the Sarbanes-Oxley Act of 2002;

  •
  discussed with BDO, the Company's independent registered public accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement of Auditing Standards No. 90, Audit Committee Communications;

  •
  reviewed the written disclosures and the letter from BDO required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the independent registered public accountants independence, and concluded that no non-audit services were performed by BDO, other than tax compliance filings;

  •
  based on the foregoing reviews and discussions, recommended to the Board that the audited financial statements be included in the Company's 2008 Annual Report on Form 10-K for the fiscal year ended September 30, 2008 filed with the SEC; and

  •
  instructed the independent registered public accountants that the Audit Committee expects to be advised if there are any subjects that require special attention.

January 28, 2009

Submitted by the Audit Committee of the Board of Directors
James W. Frankola, Chairman Steven Humphreys James E. Ousley

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

        We have adopted a Code of Business Conduct and Ethics ("Code of Conduct") that applies to all of our directors, officers and employees. We have posted a copy of the Code of Conduct on our website at www.actividentity.com. You may also request a printed copy of the Code of Conduct, without charge, by writing us at 6623 Dumbarton Circle, Fremont, California 94555, Attn: Investor Relations. In the event of an amendment to, or a waiver from, any provision of the Code of Conduct that applies to any director or executive officer, we will publicly disclose any such amendment or waiver as required by applicable law or regulations or NASDAQ.

Communications with Non-Employee Directors

        Our Board believes that management alone speaks for ActivIdentity. Stockholders, however, who are interested in communicating directly with the non-employee directors as a group may do so by writing to the non-employee directors in care of the Secretary. Stockholders can send communications by mail to Secretary, ActivIdentity Corporation, 6623 Dumbarton Circle, Fremont, California 94555 or through our corporate website located at www.actividentity.com. Our Secretary monitors these communications and will provide a summary of all received messages to the Board at each regularly scheduled meeting of the Board. Where the nature of a communication warrants, our Secretary may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the Board or non-management director, of independent advisors or of management, as our Secretary considers appropriate. Our Secretary may decide in the exercise of his or her judgment whether a response to any stockholder communication is necessary. This procedure does not apply to (a) communications to non-management directors from officers or directors of the Company who are stockholders, or (b) stockholder proposals submitted pursuant to Rule 14a-8 under Exchange Act.

BOARD AND COMMITTEE MEETINGS

        In fiscal 2008, our Board met eleven times and each current member of the Board attended 75% or more of the meetings of our Board and the committees on which he served during the year. We encourage all directors to attend each annual meeting of stockholders. Each of our current directors attended the 2008 Annual Meeting of Stockholders.

Board Committees

        Our Board currently has standing an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Strategy Committee. In addition, special committees are formed from time-to-time to address other issues for the Board. The principal functions of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are described below.

        Audit Committee.    The Audit Committee currently consists of Mr. Frankola (chairman) and Messrs. Humphreys and Ousley. Our Board has determined that all members of the Audit Committee are independent directors under the NASDAQ Stock Market Rules and each of them is able to read and understand fundamental financial statements. Our Board has determined that Mr. Frankola qualifies as an "Audit Committee Financial Expert" as defined by the rules of the SEC.

        The purpose of the Audit Committee is to oversee our accounting and financial reporting processes and the audits of our financial statements. The responsibilities of the Audit Committee include appointing the independent registered public accountants to conduct quarterly reviews and the annual audit, reviewing the scope and results of the independent audits, reviewing and evaluating our internal accounting policies, and approving all fees and professional services provided to us by our independent registered public accountants.

        The Audit Committee met eight times in fiscal 2008 and operates under a written charter, which was amended by our Board in September 2007, a copy of which is available on our website at www.actividentity.com/en/investors/ActivIdentity_Governance.pdf.

        Compensation Committee.    The Compensation Committee currently consists of Mr. Wright (chairman) and Messrs. Frankola and Ousley. Our Board has determined that all members of the Compensation Committee are independent directors under the NASDAQ Stock Market Rules.

        The Compensation Committee administers the Company's benefit plans, reviews and administers all compensation arrangements for executive officers and directors, and establishes and reviews general policies relating to the compensation and benefits of our officers and employees. The Compensation Committee has the authority to delegate its responsibilities to individual members of the Compensation Committee as it deems appropriate.

        The Compensation Committee met seven times in fiscal 2008 and operates under a written charter adopted by the Board, a copy of which is available on our website at www.actividentity.com/en/investors/ActivIdentity_Governance.pdf.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee currently consists of Mr. Ousley (chairman) and Messrs. Humphreys and Wright. Our Board has determined that all members of the Nominating and Corporate Governance Committee are independent directors under the NASDAQ Stock Market Rules.

        The Nominating and Corporate Governance Committee's responsibilities include identifying and approving individuals qualified to serve as members of the Board of the Company, recommending director nominees for each annual meeting of stockholders, evaluating our Board's performance, developing and recommending to our Board corporate governance guidelines and providing oversight with respect to corporate governance and ethical conduct.

        The Nominating and Corporate Governance Committee met seven times in fiscal 2008 and operates under a written charter adopted by our Board, a copy of which is available on our website at www.actividentity.com/en/investors/ActivIdentity_Governance.pdf.

Compensation Committee Interlocks and Insider Participation

        No interlocking relationship exists, or in the past fiscal year has existed, between any member of our Compensation Committee and any member of any other company's board of directors or compensation committee.

EXECUTIVE OFFICERS

        Our executive officers and their respective positions and ages as of January 26, 2009 are set forth in the following table. Biographical information regarding each executive officer is set forth following the table.

Name	Age	Position
Grant Evans	50	Chairman and Chief Executive Officer
Jacques Kerrest	62	Chief Financial Officer and Chief Operating Officer
Michael Sotnick	41	Senior Vice President, Worldwide Sales and Field Operations
John Boyer	32	Senior Vice President, Engineering

        Grant Evans has served as our Chief Executive Officer since April 2008 and was elected to the Board in March 2008. Mr. Evans served from January 2003 to March 2007 as the Chief Executive Officer and as a Director of A4Vision, Inc., a developer and manufacturer of machine vision technology for identity security. Prior to this, he served from March 1999 to March 2002 as the Executive Vice President at Identix, a publicly traded developer and manufacturer of identification technology solutions. Mr. Evans was also previously Vice President and General Manager of Identicator Technology and was responsible for leading that company's strategic direction and launching the commercial biometric market. Mr. Evans is a member of the board of directors of Bioscrypt, a security access control company.

        Jacques Kerrest joined the Company in August 2008 as our Chief Financial Officer and Chief Operating Officer. Prior to joining the Company, from September 2004 until March 2008, Mr. Kerrest served as the Chief Financial Officer of Virgin Media, Inc., a communications company. From June 2003 to August 2004, Mr. Kerrest was the Managing Director and Chief Financial Officer of Equant, N.V., a global enterprise communications infrastructure company. From August 1997 to May 2003, Mr. Kerrest was the Senior Vice President and Chief Financial Officer of Harte-Hanks, Inc., a worldwide direct and targeted marketing company. From August 1995 to July 1997, Mr. Kerrest served as the Chief Financial Officer of Chancellor Broadcasting Company, a radio broadcasting company. From 1993 to July 1995, Mr. Kerrest was the Chief Financial Officer of Positive Communications, Inc., a private telecommunications company.

        Michael Sotnick joined the Company in December 2008 as our Executive Vice President, Worldwide Sales and Field Operations. Prior to joining the Company, from January 2005 until August 2008, Mr. Sotnick served as the Senior Vice President and General Manager of SAP Americas, Inc., a subsidiary of SAP AG, a software company. From 1999 to 2005, Mr. Sotnick served in various roles at Veritas Software Corporation, a storage and management software company, including as the Vice President of Partner Sales from 2001 to 2004 and other sales positions from 1999 to 2001. From 1994 to 1999, Mr. Sotnick served in various sales positions at Seagate Software Corporation, a software company that was a subsidiary of Seagate Technology, including Managing Director, Europe/Middle East/Africa, Director National Sales, and Eastern Area Sales Manager.

        John Boyer joined the Company in October 2001 and has served as our Senior Vice President, Engineering since November 2008. Mr. Boyer served from October 2004 to October 2008 as our Director of Architecture and Chief Architect, from January 2003 to September 2004 as our Manager of Product Architecture, and from November 2001 to December 2002 in various engineering management positions. From March 1999 to October 2001, Mr. Boyer held various engineering roles at American Biometric Company, Ltd., a subsidiary of DEW Engineering and Development, Ltd.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Parties

        On August 5, 2005, we acquired Protocom Development Systems Pty. Ltd., a privately held company located in Australia. Jason Hart, one of our directors and our former Chief Executive Officer, was a co-founder of Protocom and, at the time of our acquisition of that company, Mr. Hart was Protocom's principal stockholder and Chief Executive Officer. Since the acquisition of Protocom, we have rented space in Australia for our operations there and, in fiscal 2008, paid approximately $256,000 in rent to a company in which Mr. Hart is a major shareholder.

        Steven Humphreys, one of our directors, serves on the board of directors of SCM Microsystems. SCM supplies certain product hardware to ActivIdentity and, in 2008, ActivIdentity purchased approximately $544,230 of hardware from SCM.

Related-Party Transaction Review and Approval

        Our Board has adopted policies and procedures for the review and approval of related party transactions and has delegated to the Audit Committee the authority to review and approve the material terms of any proposed related party transactions. To the extent that a proposed related party transaction may involve a non-employee director or nominee for election as a director and may be material to a consideration of that person's independence, the matter may also be considered by the other disinterested directors.

        Pursuant to our Code of Business Conduct and Ethics, each of our executive officers, directors and employees must disclose transactions involving actual or apparent conflicts of interests, such as related party transactions, to his or her immediate supervisor or the Chief Financial Officer. In order to avoid such conflicts, our executive officers, directors and employees may not receive any payments, compensation or gifts, other than gifts of nominal value, from any entity that does business or seeks to do business with us. Furthermore, without the consent of our Board, our executive officers, directors and employees may not use property or information belonging to us or their position with us for improper personal gain.

        In determining whether to approve or ratify a related-party transaction, the Audit Committee may consider, among other factors it deems appropriate, the potential benefits to us, the impact on a director's or nominee's independence or an executive officer's relationship with or service to us, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party's interest in the transaction. In deciding to approve a transaction, the Audit Committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the related party in connection with its approval of any transaction. Any transactions involving the compensation of executive officers, however, are to be reviewed and approved by the Compensation Committee. If a related-party transaction will be ongoing, the Audit Committee may establish guidelines to be followed in our ongoing dealings with the related party. Thereafter, the Audit Committee, on at least an annual basis, will review and assess ongoing relationships with the related party to see that they are in compliance with the committee's guidelines and that the related-party transaction remains appropriate.

 SECURITY OWNERSHIP BY CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

        The following table sets forth information regarding ownership of our common stock as of January 26, 2009 (unless indicated otherwise below where information is based on filings with the SEC) by (a) each person known to us to own more than 5% of the outstanding shares of our common stock, (b) each of our current directors and nominees for director, (c) the Named Executive Officers (as defined in "Executive Compensation" below), and (d) all of our current directors and executive officers as a group. The information in this table is based solely on information provided to us or on statements in filings made with the SEC.

	Shares Beneficially Owned and Shares Underlying Options Exercisable within 60 days of January 26, 2009
Name and Address of Beneficial Owner(1)	Shares	Options and Warrants	Total	Percent of Class(2)
OZ Management, L.L.C.(3) 9 West 57th Street, 39th Floor New York, NY 10019	4,280,359	—	4,280,359	9.36%
Dimensional Fund Advisors Inc.(4) 1299 Ocean Avenue Santa Monica, CA 90401	3,785,495	—	3,785,495	8.3
State of Wisconsin Investment Board(5) P.O. Box 7842 Madison, WI 53707	2,619,372	—	2,619,372	5.7
Coghill Capital Management LLC(6) 1 N. Wacker Drive, Suite 4350 Chicago, IL 60606	2,288,984	—	2,288,984	5.0
Directors and Named Executive Officers
Grant Evans(7)	30,572	—	30,572	*
Jacques Kerrest(8)	85,000	—	85,000	*
Thomas Jahn(9)	35,641	147,142	182,783	*
Mark J. Lustig(10)	62,725	140,623	203,348	*
Yves Audebert(11)	359,846	1,150,000	1,509,846	3.2
Robert Brandewie(12)	25,000	—	25,000	*
James W. Frankola(13)	78,000	39,583	117,583	*
Jason Hart(14)	1,600,364	137,172	1,737,536	3.8
Steven Humphreys(15)	25,000	—	25,000	*
James E. Ousley(16)	60,251	20,000	80,251	*
David Wright(17)	25,000	—	25,000	*
All current directors and executive officers as a group (10 persons)(18)	1,929,187	251,858	2,181,045	4.8

*
Less than 1% of the outstanding common stock.

(1)
Unless indicated otherwise, the address of each beneficial owner is c/o ActivIdentity Corporation, 6623 Dumbarton Circle, Fremont, California 94555.

(2)
Applicable percentage of ownership is rounded to the nearest tenth and is based on 45,786,184 shares of common stock outstanding as of January 26, 2009, together with applicable stock options, warrants and other unissued equity awards for such stockholder. Beneficial ownership is determined in accordance with the rules of the SEC. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of January 26, 2009, as well as all shares issuable under outstanding unvested and restricted stock units, are deemed outstanding for computing the percentage of ownership of the person holding such securities, but are not deemed outstanding for computing the percentage of any other person. Except as otherwise noted, each person or entity has sole voting and investment power with respect to the shares shown, subject to applicable community property laws.

(3)
Based on Schedule 13G/A filed on February 14, 2008 by OZ Management LP ("OZ"). OZ serves as principal investment manager to a number of investment funds and discretionary accounts with respect to which it has voting and dispositive authority over the Company's shares reported in such Schedule 13G/A, including such an account for OZ Master Fund, Ltd. ("OZMD"). Och-Aiff Holding Corporation serves as the general partner of OZ. As such, it may be deemed to control OZ and therefore may be deemed to be the beneficial owner of the shares reported in such Schedule 13G/A. Och-Ziff Capital Management Group LLC is the sole shareholder of OZHC and Och-Ziff Holding LLC. As such, it may be deemed to control OZHC and Och-Ziff Holding LLC and therefore may be deemed to be the beneficial owner of shares reported in the Schedule 13G. Mr. Daniel S. Och is the Chief Executive Officer and Executive Managing Director of OZM, as such, he may be deemed to control such entities and therefore may be deemed to be the beneficial owner of the reported shares. Each of the entities disclaims any beneficial ownership of any such shares.

(4)
Based on Schedule 13G/A filed February 8, 2008 by the State of Wisconsin Investment Board.

(5)
Based on Schedule 13G/A filed February 6, 2008 by Dimensional Fund Advisors LP.

(6)
Based on Schedule 13G/A filed February 14, 2008 by Coghill Capital Management, L.L.C.

(7)
Shares beneficially held include 30,572 shares of common stock held indirectly by the Grant E. and Susan L. Evans Living Trust dated 10/17/1991.

(8)
Shares beneficially held include 85,000 shares of common stock held indirectly by J D Kerrest & S W Kerrest Trustees for Jacques & Sandra Kerrest REV Trust U/A dated 05/09/95.

(9)
Mr. Jahn served as our Chief Operating Officer from February 22, 2006 until November 1, 2007 and as a director and our Chief Executive Officer from November 1, 2007 through April 11, 2008. Shares beneficially held include a total of 35,641 shares of common stock subject to Restricted Stock Unit awards granted by the Company, all of which were vested in connection with the Severance Agreement and Release dated April 30, 2008 between Mr. Jahn and us.

(10)
Mr. Lustig served as our Chief Financial Officer from February 6, 2006 through May 9, 2008. Shares beneficially held include a total of 28,124 shares of common stock subject to Restricted Stock Unit awards granted by the Company, all of which will be fully vested within 60 days of January 26, 2009.

(11)
Mr. Audebert was a founder of our Company and served as our President from inception through November 14, 2008. Shares beneficially held include a total of 36,731 shares of common stock subject to Restricted Stock Unit awards granted by the Company, all of which were vested in connection with the Severance Agreement and Release dated December 17, 2008 between Mr. Audebert and us.

(12)
Shares beneficially held include a total of 25,000 shares of common stock subject to Restricted Stock Unit awards granted by the Company, all of which will be fully vested within 60 days of January 26, 2009.

(13)
Shares beneficially held include a total of 25,000 shares of common stock subject to Restricted Stock Unit awards granted by the Company, all of which will be fully vested within 60 days of January 26, 2009.

(14)
Mr. Hart served as our Chief Executive Officer from February 22, 2006 through November 1, 2007. Shares beneficially held include a total of 65,824 shares of common stock subject to Restricted Stock Unit awards granted by the Company, 20,000 of which will be fully vested within 60 days of January 26, 2009.

(15)
Shares beneficially held include a total of 25,000 shares of common stock subject to Restricted Stock Unit awards granted by the Company, all of which will be fully vested within 60 days of January 26, 2009.

(16)
Shares beneficially held include a total of 40,000 shares of common stock subject to Restricted Stock Unit awards granted by the Company, all of which will be fully vested within 60 days of January 26, 2009.

(17)
Shares beneficially held include a total of 25,000 shares of common stock subject to Restricted Stock Unit awards granted by the Company, all of which will be fully vested within 60 days of January 26, 2009.

(18)
Shares beneficially held include a total of 155,824 shares of common stock subject to Restricted Stock Unit awards granted by the Company, 110,000 of which will be fully vested within 60 days of January 26, 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports regarding ownership of, and subsequent transactions in, our securities. Such officers, directors, and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. Based solely upon our review of copies of reports provided to us and written representations from our directors and executive officers, we believe that all reports required by Section 16(a) during fiscal 2008 were timely filed.

COMPENSATION COMMITTEE REPORT

        Below is a description of the Company's processes and procedures for the consideration and determination of executive and director compensation.

        The Compensation Committee has authority to supervise, administer and evaluate incentive, equity-based and other compensatory plans of the Company in which executive officers and key employees participate. From time to time, the Compensation Committee may present compensation recommendations to the Board for review and approval by the non-employee directors.

        The Compensation Committee has not in the past delegated any authority to another person or entity to take action with respect to executive officer compensation.

        Although the Compensation Committee receives recommendations from management regarding option grants to non-executive employees, authority to make equity grants to non-executive employees rests with the Compensation Committee.

        The Compensation Committee retains a compensation consultant to provide compensation data for peer companies. The Compensation Committee works with the consultant to identify what is considered an appropriate group of peer companies and then discusses with the consultant how the Company's compensation practices compare to practices at competitors. Although the Compensation Committee uses this compensation data as a tool to help provide appropriate compensation levels, the Compensation Committee does not strictly benchmark compensation from this data.

        The Compensation Committee of the Company has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation Committee of the Board of Directors
David Wright, Chairman James W. Frankola James E. Ousley

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  Overview of Compensation Program

        The following compensation discussion and analysis describes the material elements of compensation awarded to, earned by, or paid in fiscal 2008 to each of the executive officers identified below in the Summary Compensation Table, who are referred to collectively as our "named executive officers," as well as an executive officer who joined us in early fiscal 2009. In fiscal 2008, we continued our leadership transition and hired a new Chief Executive Officer, Grant Evans, and a new Chief Financial Officer and Chief Operating Officer, Jacques Kerrest. Our named executive officers in fiscal 2008 include two former Chief Executive Officers, Thomas Jahn and Jason Hart, and our former Chief Financial Officer, Mark J. Lustig, each of whom terminated his employment with us during fiscal 2008. In addition, after the close of fiscal 2008, Yves Audebert, our President and Chief of Engineering, resigned in November 2008; we retained Michael Sotnick as our Executive Vice President, Worldwide Sales and Field Operations in December 2008; and we promoted John Boyer to the position of Senior Vice President, Engineering in November 2008 and appointed him an executive officer in January 2009.

        The Compensation Committee assists the Board in the discharge of its responsibilities regarding compensation of our executives, including the named executive officers. The Compensation Committee is composed solely of independent members of the Board, and, in accordance with its charter, is charged by the Board with the responsibility to, among other things:

  •
  develop and periodically review compensation policies and practices applicable to executive officers, including the criteria upon which executive compensation is based, the specific relationship of corporate performance to executive compensation and the composition in terms of base salary, deferred compensation and incentive or equity-based compensation and other benefits;

  •
  review and approve corporate goals and objectives relevant to the Chief Executive Officer's compensation, evaluate the Chief Executive Officer's performance in light of these goals and objectives, and set the Chief Executive Officer's compensation level based on this evaluation;

  •
  determine bases and set compensation levels for other executive officers;

  •
  supervise, administer and evaluate incentive, equity-based and other compensatory plans of the Company in which executive officers and key employees participate, including approving guidelines and size of grants and awards, making grants and awards, interpreting and promulgating rules relating to the plans, modifying or canceling grants or awards, designating employees eligible to participate and imposing limitations and conditions on grants or awards;

  •
  review and approve, subject to stockholder approval as required, the creation or amendment of any incentive, equity-based and other compensatory plans of the Company in which executive officers and key employees participate, other than amendments to tax-qualified employee benefit plans and trusts, and any supplemental plans thereunder, that do not substantially alter the costs of such plans to the Company or are to conform such plans to applicable laws or regulations;

  •
  review and approve any employment agreements, severance arrangements, change-in-control arrangements or special or supplemental employee benefits, and any material amendments to any of the foregoing, applicable to executive officers; and

  •
  review periodically the compensation and benefits offered to non-employee directors and recommend changes to the Board as appropriate.

        The Compensation Committee's role is also to ensure that the total compensation paid to our executive officers (including each of the named executive officers) is fair, reasonable and competitive.

In the course of reviewing and approving the compensation of executive officers, our Compensation Committee annually reviews the performance of all executive officers and, in the case of officers other than our Chief Executive Officer, the Compensation Committee seeks input from our Chief Executive Officer regarding their compensation. These recommendations are then considered as part of the Committee's deliberations on compensation actions.

  Compensation Philosophy and Objectives

        Our compensation program is designed to attract, inspire, motivate and reward executives responsible for attaining the financial and strategic objectives essential to our long-term success and growth in stockholder value. The key objectives of the compensation program are to:

  •
  attract and retain executives who are talented, qualified and capable of achieving our business objectives;

  •
  remain competitive with the compensation paid to similarly situated executive officers at other companies in our industry;

  •
  inspire and motivate executives to achieve operating goals through an emphasis on performance-based compensation;

  •
  provide a strong, direct link between our financial and strategic goals and executive compensation;

  •
  align the interests of our executives and stockholders by tying elements of compensation to the achievement of Company goals; and

  •
  fairly reward executives for their efforts.

        The Compensation Committee evaluates individual executive performance with a goal of setting compensation at levels the committee believes are comparable with executives in other companies of similar size and stage of development operating in the security software and services industry, while taking into account our relative performance, our own strategic goals and input from third-party compensation consultants. We strive to provide a total compensation package to senior management that is competitive in the marketplace, recognizes individual performance and provides opportunities to earn rewards based on achievement of short-term and long-term corporate objectives.

        The primary elements of our executive compensation program are (i) base compensation or salary, (ii) annual cash bonuses and (iii) equity-based awards. We view these components as related but distinct. The Compensation Committee determines the appropriate level for each compensation component based in part, but not exclusively, on competitive benchmarking consistent with recruiting and retention goals, its view of internal equity and consistency, individual performance and input from the Company's retained compensation consultant, J. Richard and Co. The Compensation Committee believes that, as is common in the security software and services industry, stock-based awards, salary and cash bonuses are all necessary to attract and retain employees. The Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and short-term compensation, or between cash and non-cash compensation.

  Competitive Market; Benchmarking

        While the Compensation Committee does not believe that it is appropriate to establish compensation levels based solely on benchmarking, the Compensation Committee believes that information regarding pay practices at other companies is nevertheless useful in two respects. First, the Compensation Committee recognizes that compensation practices must be competitive in the marketplace. Second, independent marketplace information is one of the many factors that the Compensation Committee considers in assessing the reasonableness of compensation. Accordingly, our

Compensation Committee retained J. Richard and Co., a compensation consultant who provides data for comparable peer groups, to review our policies and procedures with respect to executive compensation for fiscal 2008 and for fiscal 2009. The Compensation Committee and the Chief Executive Officer use the peer data provided by J. Richard and Co. to determine whether our compensation levels are competitive and to make any necessary adjustments, including in light of officer performance and our overall performance. Additionally, the Compensation Committee conducts an annual benchmark review of the benefits of our executive officers. Although the Compensation Committee generally aims to compensate our executives at or near the 50th percentile of compensation among our peer companies, the Compensation Committee does not necessarily fix all compensation to that level. The peer companies include other publicly held businesses with which we compete for talent in our or similar industries with a size and complexity similar to ours. The peer group data was based on publicly available information. In selecting the companies for inclusion in the peer group, the revenues of each company were considered. For the Compensation Committee's deliberations regarding fiscal 2008 executive compensation, the Compensation Committee reviewed a J. Richard and Co. report with a benchmark group comprised of the following companies:

Company Name	Revenues (in millions)*
Blue Coat Systems, Inc.	$177.7
CDSS Wind Down, Inc.	12.2
Digimarc Corporation	109.8
Entrust, Inc.	99.7
Macrovision Corporation	155.7
Network Engines, Inc.	119.6
Secure Computing Corporation	237.9
Sonicwall, Inc.	199.2
Tumbleweed Communications	57.5
Vasco Data Security International, Inc.	120.0
ActivIdentity Corporation	59.6

    *
    Represents 2007 reported revenue

        Salaries for all employees, including the named executive officers, are generally reviewed and approved effective October 1 of each year.

  Elements of Executive Officer Compensation

        Base Salary.    The Compensation Committee seeks to provide our executive officers with competitive annual base salaries in order to attract and retain talented individuals. The base salary component of our executive officer compensation program is not designed to provide incentives to maximize our near-term performance (as performance-based cash bonuses are designed to do), but rather to provide the baseline level of compensation to executive officers. In most cases, the base salary component represents the largest annual form of compensation to executive officers, although the Compensation Committee has no formal policy regarding the allocation between base salary and other forms of compensation. In making decisions regarding base salary levels, the Compensation Committee considers and evaluates the total compensation package, including possible performance-based cash bonuses and periodic equity awards, received or to be received by a particular executive officer, and seek to ensure that the executive officer's total compensation package is fair, reasonable and competitive. In determining appropriate salary levels for a given executive officer, the Compensation Committee considers the following factors:

  •
  individual performance of the executive, as well as our overall performance, during the prior year;

  •
  level of responsibility;

  •
  breadth, scope and complexity of the position;

  •
  internal review of the executive's compensation relative to other executives to ensure internal equity; and

  •
  executive officer compensation levels at peer companies to ensure competitive compensation.

        The Compensation Committee sets salaries for executive officers on an individual basis at the time of hire with the objective of being competitive with comparable businesses in our industry. The Compensation Committee considers adjustments to base salary are annually in light of each officer's performance, our performance and compensation levels at other companies within our industry, as well as upon promotion or other change in job responsibilities. The Chief Executive Officer assists the Compensation Committee in its annual review of the base salaries of other executive officers based on the foregoing criteria.

        The salary amounts set forth in the Summary Compensation Table below reflect the salary decisions made by the Compensation Committee in fiscal 2008 (and with respect to Mr. Sotnick upon his hiring in December 2008 and Mr. Boyer upon his promotion in November 2008). Base salaries for Messrs. Hart and Lustig were unchanged in fiscal 2008 and paid at the rate provided for in their employment agreements. Mr. Audebert has received no salary increase in recent years and his base salary was, again, unchanged for fiscal 2008. Mr. Jahn's fiscal 2008 base salary was increased to $290,000 upon his promotion to Chief Executive Officer. Mr. Jahn's salary increase was determined by negotiation between Mr. Jahn and the Compensation Committee.

        Base salary paid to Mr. Evans in fiscal 2008 was at the 50th percentile of the industry peer group, while the base salary paid to Mr. Kerrest in fiscal 2008 was above 75th percentile of the industry peer group primarily because of his level of responsibility and experience in the position. The other named executive officer base salary compensation varied around the 25th percentile of the industry peer group, except for the base pay of Mr. Audebert which was closer to the 75th percentile primarily because of his tenure in the position.

        The base salaries of our named executive officers for fiscal 2009 are unchanged and are as follows:

Name	Salary for Fiscal 2009
Grant Evans	$380,000
Jacques Kerrest	325,000
Michael Sotnick	250,000
John Boyer	205,000

        Annual Cash Bonuses.    Each fiscal year, the Compensation Committee approves an incentive bonus plan to provide cash bonus payments to named executive officers based upon attainment of annual corporate objectives approved by the Board. The bonus plan is designed to be at-risk and to provide an incentive to our named executive officers to achieve, and exceed, goals relating to our overall performance and individual officer performance. The Compensation Committee reviews and approves the incentive bonus plans early in each fiscal year and approves the actual payouts under the plans after the end of the fiscal year. Executive officers are eligible for bonuses in an amount based on a percentage of their base salary. The target levels for the named executive officers in fiscal 2008 were as follows:

Name	Target Bonus Percent of Base Annual Salary	Maximum Bonus Percent of Base Annual Salary
Grant Evans	80%	160%
Jacques Kerrest	65	130
Yves Audebert	50	Not applicable

        For fiscal 2008, each named executive officer's annual bonus potential was based on his achievement against various established performance targets. These performance targets were set by the Compensation Committee in consultation with management and included a weighted mix of financial and personal objectives to reflect the nature of that executive's areas of responsibility. The personal objectives on which bonus payments were based were as follows: (i) delivery of an analysis of our operations, products and assets, (ii) design of a plan to reduce expenses and strategically position us for growth, (iii) establishment of an operating plan for fiscal 2009 and (iv) finalization of certain specific customer contracts. These criteria were selected because the Compensation Committee believed they were the key corporate drivers of stockholder value for fiscal year 2008, focusing our named executive officers on growth and profitability. The levels of performance targets chosen by the Compensation Committee were set at levels that they believed would be achievable for target levels assuming satisfactory corporate performance and difficult to achieve for maximum levels.

        Annual bonuses are paid in cash following completion of our fiscal year. Prior to payment, the Compensation Committee reviews and approves the bonus payouts for our eligible named executive officers. The bonuses approved for fiscal 2008 are indicated in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table below. In paying bonuses at these levels, the Compensation Committee took into account the Company's overall financial performance for fiscal 2008, and, in the cases of Messrs. Evans and Kerrest, their exceptional leadership in continuing the Company's progress against its annual operating plan. No bonuses were paid to Messrs. Hart and Jahn for fiscal 2008 as a result of their resignations in fiscal 2008. In connection with his resignation in May 2008, Mr. Lustig received a lump-sum severance payment of $85,937, which amount was deemed to include a pro-rated bonus.

        During the beginning of fiscal 2009, the Compensation Committee approved the target bonus opportunities of each named executive officer who continues to be an employee in fiscal 2009. For fiscal 2009, each named executive officer's annual bonus potential will be based on achievement of (i) established incremental target performance levels for total worldwide revenues and adjusted EBITDA and (ii) personal objectives. The financial objectives are more highly weighted and account for seventy percent of the bonus, while the personal objectives account for the remaining thirty percent of the bonus. For purposes of the bonus, adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization with some internal adjustments for stock-based compensation expenses and severance costs. The bonuses are designed to emphasize stockholder value creation through improvement of our financial performance and achievement of individualized objectives relating to the portions of our business that these executives oversee and manage. The levels of performance targets chosen by the Compensation Committee were set at levels that they believed would be achievable for target levels assuming satisfactory corporate performance and difficult to achieve for maximum levels.

        Equity Awards.    As an additional component of our compensation program, named executive officers are eligible to receive equity compensation in the form of stock options or restricted stock awards. The Compensation Committee grants stock options, restricted stock or restricted stock units to named executive officers to aid in their retention, to motivate them to assist with the achievement of corporate objectives and to align their interests with those of our stockholders by creating a return tied to the performance of our stock price. In determining the timing and size of equity grants, the Compensation Committee considers the contributions and responsibilities of each executive, appropriate incentives for the promotion of our long-term growth, grants made to other executives in the industry holding comparable positions, our performance relative to corporate objectives and recent growth or decline in stockholder value. The Company also received recommendations from compensation consultants regarding the size and type of equity grants for our named executive officers for fiscal 2008.

        The Compensation Committee assessed the number of unvested options and other equity awards held by each of our executive officers and considered median equity compensation levels among our peers. Accordingly, the Compensation Committee awarded Messrs. Hart, Jahn and Audebert the following stock option awards in fiscal 2008 under our 2004 Equity Incentive Plan (the "Plan").

Name	Shares Underlying Option Grant
Thomas Jahn	375,000
Jason Hart	175,000
Yves Audebert	175,000

        These options have a term of seven years and 25% of the underlying shares vest on the first anniversary of the date of grant, while the remaining shares vest monthly thereafter over the next three years. The options have an exercise price equal to the closing stock price on the date of grant, as reported on the NASDAQ Global Market.

        Under the terms of the Plan, pursuant to which all new equity grants are currently made, the exercise price of any stock options awarded under the Plan must be equal to 100% of the fair market value of our common stock (the closing sales price on The NASDAQ Global Market) on the date of grant. We do not have any formal program, plan or obligation that requires us to grant equity awards on specified dates, although we usually make annual grants to existing officers and employees during the first quarter of each fiscal year and to new hires upon commencement of their employment. We do not have in place any other program, plan or practice to time stock option grants to our executive officers in coordination with the release of material nonpublic information. Stock option grants may occasionally be considered following a significant change in job responsibilities or to meet other special retention or performance objectives.

        The Board appointed Mr. Evans as our Chief Executive Officer in April 2008. In order to induce Mr. Evans to join us in this capacity, the Compensation Committee approved two inducement options to purchase shares of our common stock. The first option, which represents the right to acquire 1,000,000 shares, will vest solely upon the satisfaction of time-based vesting conditions and will vest with respect to one-quarter of the underlying shares on the first anniversary of the date of grant and then with respect to the remaining shares monthly thereafter. The second option also represents the right to acquire 1,000,000 shares. This option will vest only if the average closing stock price for our common stock over any given 90-day period within the first four years from the date of grant equals or exceeds $4.50 per share. Once this condition has been met, the option will vest with respect to 500,000 shares and then will vest monthly thereafter with respect to the remaining 500,000 shares over the next 12 months. Mr. Evans' were granted outside of the Plan as an "inducement award," but are subject to the terms and conditions of the Plan as if granted thereunder. For additional information regarding Mr. Evans' inducement options, see the description under the section titled "Potential Payments Upon Termination or Change in Control" below.

        The Board appointed Mr. Kerrest as our Chief Financial Officer and Chief Operating Officer in August 2008. In order to induce Mr. Kerrest to join us in this capacity, the Compensation Committee approved two inducement options to purchase shares of our common stock. The first option, which represents the right to acquire 650,000 shares, will vest solely upon the satisfaction of time-based vesting conditions and will vest with respect to one-quarter of the underlying shares on the first anniversary of the date of grant and then with respect to the remaining shares monthly thereafter. The second option represents the right to acquire 700,000 shares. This option will vest only if the average closing stock price for our common stock over any given 90-day period within the first four years from the date of grant equals or exceeds $4.50 per share. Once this condition has been met, the option will vest with respect to 350,000 shares and then will vest monthly thereafter with respect to the remaining 350,000 shares over the next 12 months. Mr. Kerrest's options were granted outside of the Plan as an "inducement award," but are subject to the terms and conditions of the Plan as if granted thereunder. For additional information regarding Mr. Kerrest's inducement options, see the description under the section titled "Potential Payments Upon Termination or Change in Control" below.

        The Compensation Committee believes that granting the options to Messrs. Evans and Kerrest that vest based on our stock price more directly links the pecuniary interests of our executive officers with those of our stockholders.

        The Board appointed Mr. Sotnick as our Executive Vice President, Worldwide Sales and Field Operations in December 2008. In order to induce Mr. Sotnick to join us in this capacity, the Compensation Committee approved an inducement option to purchase shares of our common stock. The option, which represents the right to acquire 600,000 shares, will vest solely upon the satisfaction of time-based vesting conditions and will vest with respect to one-quarter of the underlying shares on the first anniversary of the date of grant and then with respect to the remaining shares monthly thereafter. Mr. Sotnick's option was granted outside of the Plan as an "inducement award," but is subject to the terms and conditions of the Plan as if granted thereunder. For additional information regarding Mr. Sotnick's inducement options, see the description under the section titled "Potential Payments Upon Termination or Change in Control" below.

        Additionally, the terms of Mr. Sotnick's employment agreement provide that if we exceed our revenue goal from January 1, 2009 to September 30, 2009, we will grant Mr. Sotnick an option to purchase 350,000 shares of our common stock at a per share exercise price equal to the closing sale price of the stock on the NASDAQ Stock Market on the date of grant, subject to Mr. Sotnick's continued employment on such grant date. Subject to Mr. Sotnick's continued employment, if granted, this option would vest with respect to one-quarter of the underlying shares on the date of grant and with respect to the remaining shares in equal monthly installments over the next three years, so that it is fully vested on the third anniversary of the date of grant. The Compensation Committee believes that granting this option to Mr. Sotnick based on achievement of our revenue goals more directly links the pecuniary interests of Mr. Sotnick with those of our stockholders.

        The Compensation Committee believes that periodic equity awards serve as useful performance recognition mechanisms with respect to key employees, as most awards are subject to time-based vesting provisions. The Compensation Committee typically grants stock option awards to named executive officers with a term of seven years and vest and become exercisable over a period of four years. Occasionally, the Compensation Committee makes the granting or vesting of a stock award may be made contingent on achievement of certain specific performance conditions. The Compensation Committee believes that such periodic equity awards encourage executive officers to remain with us and also focus on our long-term performance. The value of the shares subject to the fiscal 2008 option grants to executive officers is reflected in the Summary Compensation Table below and further information about these grants is reflected in the "Grants of Plan-Based Awards" and "Outstanding Equity Awards at Fiscal Year-End" tables below.

        Employment Agreements, Severance Benefits and Change in Control Provisions.    We employ the named executive officers at-will. However, from time to time, we implement plans or enter into agreements that would provide benefits payable to certain employees, including named executive officers, in connection with the termination of employment, a change in our control or other situations. The Compensation Committee considers such plans, agreements and benefits in order to be competitive in the hiring and retention of named executive officers in comparison with comparable companies with which we compete for talent. In addition, these benefits are intended to retain our officers during the pendency of a proposed change in control transaction and align the interests of our officers with our stockholders in the event of a change in control. The Compensation Committee believes that proposed or actual change in control transactions can adversely impact the morale of officers and create uncertainty regarding their continued employment. Without these benefits, officers may be tempted to leave us prior to the closing of the change in control, especially if they do not wish to remain with the entity after the transaction closes. Any departures could jeopardize the consummation of the transaction or our interests if the transaction does not close. The Compensation Committee believes that these benefits therefore serve to enhance stockholder value in the transaction, and align the officers' interest with those of our stockholders in change in control transactions. These agreements with the named executive officers are described under "Summary of Employment and Other Agreements" below. The potential payments that each of the named executive officers will receive if a change in control or termination of employment occurs are set forth under the section titled "Potential Payments Upon Termination or Change in Control" below.

        The Company paid severance benefits to Messrs. Hart, Jahn and Lustig in connection with the terminations of their employment during fiscal year 2008 and to Mr. Audebert in connection with his termination of employment in November 2008. Messrs. Jahn, Lustig and Audebert did not have any prior agreement with us that provided for the payment of any severance benefits in the event of their termination. Under his employment agreement, Mr. Hart was entitled to severance pay in an amount equal to his base salary for six months where Mr. Hart's employment was terminated by us without cause or Mr. Hart resigned with good reason. Although the executive officers did not have contractual entitlements to severance pay (except in the case of Mr. Hart, who received severance in excess of that provided for in his employment agreement), the Compensation Committee believed the severance compensation paid was reasonable, provided for a smooth management transition and minimized management distraction. For additional information regarding the severance benefits paid in fiscal 2008, see the description under the section titled "Potential Payments Upon Termination of Employment and Change in Control" below.

        Other Benefits.    Named executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability and accidental death and dismemberment insurance, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including executive officers, all of which we believe to be comparable to those provided at peer companies. These benefit programs are designed to enable us to attract and retain our workforce in a competitive marketplace. Health, welfare and vacation benefits ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.

        Our retirement savings plan (a 401(k) Plan) is a tax-qualified retirement savings plan, pursuant to which all employees, including the named executive officers, are able to contribute certain amounts of their annual compensation, subject to limits prescribed by the Internal Revenue Service. In fiscal 2008 we made no matching contributions to the named executive officers.

        These benefits are included in the Summary Compensation Table in the "All Other Compensation" column.

  Tax and Accounting Considerations

        Deductibility of Executive Compensation.    In making compensation decisions affecting our executive officers, the Compensation Committee considers our ability to deduct under applicable federal corporate income tax law compensation payments made to executives. Specifically, the Compensation Committee considers the requirements and impact of Section 162(m) of the Internal Revenue Code, which limits the tax deductibility to us of compensation in excess of $1.0 million in any year for certain executive officers, except for qualified "performance-based compensation" under the Section 162(m) rules. The Compensation Committee considers the Section 162(m) rules as a factor in determining compensation, but will not necessarily limit compensation to amounts deductible under Section 162(m). No covered executive's compensation exceeded $1.0 million for fiscal 2008.

        Accounting for Stock-Based Compensation.    Effective October 1, 2006, we adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123(R) ("SFAS No. 123(R)") to account for all stock grants under all of our stock plans. Under SFAS No. 123(R), we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. Although the Compensation Committee assessed the desirability of granting shares of restricted stock to our executive officers and employees in lieu of stock option grants in light of the accounting impact of SFAS No. 123(R), we ultimately determined to retain our stock option program as the main component of our long-term compensation program as that program helps to align management performance with stockholder goals. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred.

  Role of Executives in Determining Compensation

        Our Compensation Committee reviews the performance and compensation of our Chief Executive Officer on an annual basis and establishes our Chief Executive Officer's compensation level. Our Chief Executive Officer is not present for these discussions related to his compensation. For the remaining executives, the Chief Executive Officer makes recommendations to the Compensation Committee based upon individual experience and breadth of knowledge, internal considerations, and other subjective factors that the committee takes into account when determining executive compensation.

  Allocation of Compensation

        There is no pre-established policy or target for the allocation of compensation. The factors described above, as well as the overall compensation philosophy, is reviewed to determine the appropriate level and mix of compensation. Historically, and in fiscal 2008, the largest portion of compensation to named executive officers was in the form of base salary.

  Timing of Compensation

        As discussed elsewhere, compensation, including base salary adjustments, for our named executive officers is reviewed annually, usually in the first quarter of the fiscal year.

  Minimum Stock Ownership Requirements

        There are no minimum stock ownership guidelines for our executives or employees.

Summary Compensation Table

        The following table describes the compensation paid by the Company to our Chief Executive Officer, our Chief Operating Officer and Chief Financial Officer, one additional executive officer, as well as two other individuals who served as our Chief Executive Officer during fiscal 2008 and one other individual who served as our Chief Financial Officer during fiscal 2008 (collectively, the "Named Executive Officers") for services rendered in all capacities to us for the last fiscal year.

Name and Principal Position	Year	Salary ($)	Stock Awards(1)($)	Option Awards(1)($)	Non-Equity Incentive Plan Compensation(2)($)	All Other Compensation ($)		Total ($)
Grant Evans,	2008	$177,046	$—	$140,853	$121,600	$15,050	(3)	$454,549
Chief Executive Officer	2007	—	—	—	—	—		—
Jacques Kerrest,	2008	40,625	—	27,288	52,000	129	(4)	120,042
Chief Financial Officer	2007	—	—	—	—	—		—
Yves Audebert,	2008	285,000	18,125	148,590	53,438	828	(4)	505,981
former President and	2007	285,000	42,090	272,888	71,250	828	(4)	672,056
Chief of Engineering(5)
Thomas Jahn,	2008	153,750	11,993	50,299	—	484,906	(7)	700,948
former Chief Executive	2007	250,000	15,990	57,485	62,500	828	(4)	386,803
Officer(6)
Jason Hart,	2008	33,460	3,936	19,527	—	612,373	(9)	669,296
former Chief Executive	2007	290,000	27,411	88,422	116,000	324	(4)	522,157
Officer(8)
Mark J. Lustig,	2008	152,463	—	102,417	—	104,851	(11)	359,730
former Chief Financial	2007	250,000	59,615	110,000	62,500	360	(4)	482,475
Officer(10)

(1)
The value of the option and stock awards has been computed in accordance with SFAS No. 123(R), which requires that we recognize as compensation expense the value of all stock-based awards, including stock options, granted to employees in exchange for their services over the requisite service period, which is typically the vesting period, but excluding forfeiture assumptions that are used in calculating equity award expense in the Company's financial statements.

(2)
Non-equity incentive plan compensation represents annual bonus amounts paid under our bonus plan. Bonus amounts are determined and paid after the end of each fiscal year, but reflect individual and Company performance for fiscal 2008 and 2007 respectively. Accordingly, bonus amounts in this table reflect bonuses paid in November 2007 and in December 2008 for performance in fiscal 2007 and fiscal 2008, respectively.

(3)
Consists of $383 in premiums paid for a term life insurance policy and $14,667 in fees for Mr. Evans service on our Board prior to his appointment as our Chief Executive Officer.

(4)
Consists of premiums paid for term life insurance policies.

(5)
Mr. Audebert resigned as President and Chief of Engineering on November 14, 2008.

(6)
Mr. Jahn resigned as Chief Executive Officer on April 11, 2008.

(7)
Consists of the following payments: (i) premiums paid for a term life insurance policy in the amount of $70; (ii) severance pay in the amount of $400,000; (iii) payment of medical and dental insurance premiums under COBRA until the earlier of October 10, 2009 or the date that he is eligible to receive such benefits through a new employer in the amount of $23,715; (iii) payment of vacation and personal days in the amount of $17,148 and (iv) accelerated vesting of 35,641 unvested restricted stock units with a value of $43,972, computed in accordance with SFAS No. 123(R).

(8)
Mr. Hart resigned as Chief Executive Officer effective November 1, 2007.

(9)
Consists of the following payments: (i) premiums paid for a term life insurance policy in the amount of $440; (ii) severance pay in the amount of $290,000; (iii) payment of medical and dental insurance premiums under COBRA until October 31, 2008 in the amount of $4,752; (iv) payment for vacation and personal days in the amount of $42,383 and (v) $53,417 in fees, $60,563 in stock awards and $107,401 in option awards in compensation for his service on our Board after his resignation as our Chief Executive Officer. Mr. Hart received no compensation for his board service while he was still an employee.

(10)
Mr. Lustig resigned as Chief Financial Officer effective May 9, 2008.

(11)
Consists of premiums paid for a term life insurance policy in the amount of $504, severance pay in the amount of $85,937, and payment for vacation and personal days in the amount of $18,410.

Grants of Plan-Based Awards

        The following table sets forth certain information regarding grants of plan-based awards to the Named Executive Officers during fiscal 2008.

						Stock Awards: Number of Shares of Stock or Units(#)(1)(2)		Option Awards: Number of Securities Underlying Options (#)(1)	Exercise Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3)
		Board or Compensation Committee Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
	Grant Date
Name			Threshold ($)	Target ($)	Maximum ($)
Grant Evans	—	—	—	$141,637	$283,274	—		—	$—	$—
	4/23/08	4/11/08	—	—	—	—		1,000,000	2.18	1,010,151
	4/23/08	4/11/08	—	—	—	—		1,000,000	2.18	1,010,151
Jacques Kerrest	—	—	—	26,406	34,328	—		—	—	—
	8/1/08	8/1/08	—	—	—	—		650,000	2.51	907,075
	8/1/08	8/1/08	—	—	—	—		700,000	2.51	976,851
Yves Audebert	—	—	—	142,500	—	—		—	—	—
	2/13/08	2/8/08	—	—	—	—		75,000	3.41	104,503
	11/20/07	11/20/07	—	—	—	—		100,000	4.12	172,123
Jason Hart	6/2/08	5/27/08	—	—	—	15,000	(4)	—	—	20,600
	11/20/07	11/20/07	—	—	—	5,000	(4)	—	—	43,500
Thomas Jahn	2/13/08	2/8/08	—	—	—	—		175,000	3.41	243,841
	11/20/07	11/20/07	—	—	—	—		200,000	4.12	344,246
Mark Lustig	2/13/08	2/8/08	—	—	—	—		75,000	3.41	104,503
	11/20/08	11/20/07	—	—	—	—		100,000	4.12	172,123

(1)
The amounts listed reflect restricted stock units and stock options granted under our 2004 Equity Incentive Plan and are described in the Outstanding Equity Awards at Fiscal Year-End Table below.

(2)
Award of Restricted Stock Units under the Company's 2004 Equity Incentive Plan that on the one year anniversary of the 2008 Annual Meeting of Stockholders which was on March 13, 2008. The shares of common stock underlying such award will be issued in accordance with such vesting schedule.

(3)
The grant date fair value of the stock and option awards has been computed in accordance with SFAS No. 123(R), which requires that we recognize as compensation expense the value of all stock-based awards, including stock options, granted to employees in exchange for services over the requisite service period, which is typically the vesting period, excluding forfeiture assumptions. For more information on the manner in which equity compensation expense is calculated, see the notes to our audited consolidated financial statements attached to the annual report accompanying this proxy statement.

(4)
Consists of Restricted Stock Units awarded for Mr. Hart's service on our Board after his resignation as our Chief Executive Officer.

Outstanding Equity Awards at Fiscal Year-End

        The following table shows information regarding outstanding equity awards at September 30, 2008 for our Named Executive Officers.

	Option Awards						Stock Awards
Name	Number of Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Grant Evans	—		1,000,000	(2)	2.18	4/23/2015	—		—	—		—
	—		1,000,000	(3)	2.18	4/23/2015	—		—	—		—
Jacques Kerrest	—		650,000	(4)	2.51	8/4/2015	—		—	—		—
	—		700,000	(5)	2.51	8/4/2015	—		—	—		—
Yves Audebert(6)	250,000	(7)	—		8.04	10/22/2008	—		—	—		—
	450,000	(8)	—		7.10	2/25/2013	—		—	—		—
	—		100,000	(9)	8.95	10/27/2013	—		—	—		—
	37,500	(10)	62,500	(10)	5.20	2/12/2014	—		—	—		—
	—		100,000	(11)	4.12	11/20/2014	—		—	—		—
	—		75,000	(12)	3.41	02/13/2015	—		—	—		—
	51,561	(13)	23,439	(13)	3.51	12/21/2015	—		—	—		—
	—		—		—	—	—		—	26,731	(14)	60,412
Jason Hart(15)	45,833	(16)	29,167	(16)	3.51	12/21/2015	—		—	—		—
	63,214	(17)	86,786	(17)	4.91	1/07/2014	—		—	—		—
	—		—		—	—	834	(18)	1,885	—		—
	—		—		—	—	7,500	(19)	16,950	—		—
	—		—		—	—	—		—	45,824	(20)	103,562
Thomas Jahn(21)	100,000	(22)	—		4.76	9/1/2015	—		—	—		—
	47,142	(22)	—		4.91	1/9/2014	—		—	—		—
Mark J. Lustig(23)	98,733	(24)	—		3.49	2/6/2016	—		—	—		—

(1)
Calculated by multiplying the number of unvested shares by $2.26, the closing price per share of our common stock on the NASDAQ Global Market on September 30, 2008.

(2)
Option vests and becomes exercisable with respect to one-quarter of the underlying shares (1,000,000) on the first anniversary of the grant date (April 23, 2008) and then with respect to the remaining shares monthly thereafter over the next three years.

(3)
Option vests and becomes exercisable with respect to half of the underlying shares (1,000,000) in the event that the average closing price of our common stock over a 90-day period, as reported on the Nasdaq Global Market, is equal to or greater than $4.50 per share and then with respect to the remaining shares monthly thereafter over the following twelve months. If the target stock price is not achieved by the fourth anniversary of the grant date, then the option will be forfeited in its entirety.

(4)
Option vests and becomes exercisable with respect to one-quarter of the underlying shares (650,000) on the first anniversary of the grant date (August 1, 2008) and then with respect to the remaining shares monthly thereafter over the next three years.

(5)
Option vests and becomes exercisable with respect to half of the underlying shares (700,000) in the event that the average closing price of our common stock over a 90-day period, as reported on the Nasdaq Global Market, is equal to or greater than $4.50 per share and then with respect to the remaining shares monthly thereafter over the following twelve months. If the target stock price is not achieved by the fourth anniversary of the grant date, then the option will be forfeited in its entirety.

(6)
Mr. Audebert resigned as our President and Chief Strategy Officer on November 14, 2008.

(7)
This option fully vested and became exercisable as of October 22, 2006.

(8)
This option fully vested and became exercisable as of February 23, 2007.

(9)
Option vests and becomes exercisable with respect to one-third of the total number of underlying shares (100,000) on each of the fifth, sixth and seventh anniversaries of the grant date (October 27, 2003), or earlier upon the closing price of the Company's common stock reaching the following target prices for 90 consecutive calendar days: $20, $30, and $40.

(10)
Option vests and becomes exercisable with respect to 25% of the total number of underlying shares (100,000) on the first anniversary of the grant date (February 12, 2007) and then with respect to the remaining shares monthly thereafter for the next three years.

(11)
Option vests and becomes exercisable with respect to 25% of the total number of underlying shares (100,000) on the first anniversary of the grant date (November 20, 2008) and then with respect to the remaining shares monthly thereafter for the next three years.

(12)
Option vests and becomes exercisable with respect to 25% of the total number of underlying shares (100,000) on the first anniversary of the grant date (February 13, 2007) and then with respect to the remaining shares monthly thereafter for the next three years.

(13)
Option vests and becomes exercisable with respect to 25% of the total number of underlying shares (75,000) on the first anniversary of the grant date (December 21, 2005) and then ratably with respect to the remaining shares monthly thereafter for the next three years.

(14)
Award of restricted stock units under our 2004 Equity Incentive Plan that vests on the third anniversary from the grant date (January 9, 2007) and upon meeting certain performance-based vesting conditions, which are described in our Form 8-K filed with the SEC on January 5, 2007.

(15)
Mr. Hart resigned as our Chief Executive Officer in November 2007, but continues to serve on our Board. All equity awards will continue to vest during the term of Mr. Hart's board service.

(16)
Option vests and becomes exercisable with respect to 25% of the total number of underlying shares (75,000) on the first anniversary of the grant date (December 21, 2005) and then ratably with respect to the remaining shares monthly thereafter for the next three years.

(17)
Option vests and becomes exercisable with respect to 25% of the total number of underlying shares (150,000) on the first anniversary of the grant date (January 9, 2007) and then ratably with respect to the remaining shares monthly thereafter for the next three years.

(18)
Award of restricted stock units under our 2004 Equity Incentive Plan that vests in equal monthly installments over a one-year period from the date of grant (November 20, 2007).

(19)
Award of restricted stock units under our 2004 Equity Incentive Plan that vests in equal monthly installment over a one-year period beginning the date of our 2008 Annual Meeting (March 13, 2008).

(20)
Award of restricted stock units under our 2004 Equity Incentive Plan that vests on the third anniversary from the grant date (January 9, 2007) and upon meeting certain performance-based vesting conditions, which are described in our Form 8-K filed with the SEC on January 5, 2007.

(21)
Mr. Jahn resigned as our Chief Executive Officer on April 11, 2008.

(22)
In connection with Mr. Jahn's resignation as our Chief Executive Officer, we entered into a Severance Agreement and Release with him on April 30, 2008. Pursuant to the terms of such agreement the exercise period for his vested options was extended until April 10, 2009. All unvested options were returned to the Plan.

(23)
Mr. Lustig resigned as our Chief Financial Officer on May 9, 2008.

(24)
In connection with Mr. Lustig's resignation as our Chief Financial Officer, we entered into a letter agreement with him dated April 11, 2008. Pursuant to the terms of such agreement the exercise period for his vested options was extended until May 9, 2009. All unvested options were returned to the Plan.

  Option Exercises and Stock Vested

        The following table sets forth information regarding options exercised by and vested stock awards of our Named Executive Officers during fiscal 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Grant Evans	—	$—	—	$—
Jacques Kerrest	—	—	—	—
Yves Audebert	—	—	2,777	8,609
Jason Hart	—	—	—	—
Thomas Jahn	—	—	35,641	66,293
Mark J. Lustig	—	—	8,333	28,905

  Pension Benefits

        We do not have a defined benefit plan. Our named executive officers did not participate in, or otherwise receive any special benefits under, any pension or retirement plan sponsored by us during fiscal 2008.

  Nonqualified Deferred Compensation

        During fiscal 2008, our named executive officers did not contribute to, or earn any amounts with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified.

        In November 2008, our Board established the Non Employee Directors' Equity Compensation Program, effective January 1, 2009, pursuant to the Plan, which permits our non-employee directors to elect to receive some or all of his or her cash retainer and meeting fees from us in the form of options and/or restricted stock units under the Plan. Under this program, each non-employee director who elects to receive an option, will receive an option to purchase a fixed number of shares of common stock at a price equal to the fair market value of our common stock on the date of grant, with the number of shares that may be purchased under such an option equal to the value of the cash retainer and meeting fees to be forfeited by the non-employee director divided by one-third of the fair market value of our common stock on the date of grant. This option would be immediately exercisable. Each non-employee director who elects to receive restricted stock units under this program, will receive restricted stock units with a grant date fair value equal to the amount of the cash retainer and meeting fees to be forfeited by the non-employee director.

  Potential Payments Upon Termination or Change in Control

        In connection with the appointment of Grant Evans as our Chairman and Chief Executive Officer, on April 23, 2008, we entered into employment agreement with him. Pursuant to such agreement, Mr. Evans receives an annual salary of $380,000 and is eligible for a cash bonus targeted at 80% of his annual salary. Mr. Evans also received two option grants, each for the purchase of up to one million shares. One of the options will vest only in the event that the average closing price of our common stock over a 90-day period, is equal to or greater than $4.50 per share and will be forfeited in its entirety if the target stock price is not achieved within four years. In the absence of a Change of Control (as defined in his employment agreement), if Mr. Evans' employment with us is terminated by us without Cause (as defined in his employment agreement) or he resigns for Good Reason (as defined in his employment agreement) he shall be entitled to receive the following severance benefits: (i) 12 months of his base salary, plus the target bonus for that year; (ii) the same level of health coverage and benefits in effect immediately preceding his termination until the earlier of the date he is no longer eligible to receive continuation coverage pursuant to COBRA or 12 months from the date of his termination; and (iii) acceleration of 250,000 of the unvested shares of common stock on his time based vesting option for 1,000,000. If there is a Change of Control and Mr. Evans is terminated without Cause or resigns for Good Reason within one year of the Change of Control, Mr. Evans will receive: (i) 18 months of his base salary, plus the target bonus for that year; (ii) the same level of health coverage and benefits in effect immediately preceding his termination until the earlier of the date he is no longer eligible to receive continuation coverage pursuant to COBRA or 12 months from the date of his termination; and (iii) accelerated vesting of both options such that they are fully vested and immediately exercisable upon termination. The salary and bonus payments would be made in a single lump sum upon his termination. Payment of the foregoing benefits would be conditioned upon Mr. Evan's resignation from our Board and execution of a release agreement within 21 days of his termination.

        In connection with Jacques Kerrest's appointment as our Chief Financial Officer and Chief Operating Officer, on August 1, 2008, we entered into an employment agreement with him. Pursuant to such agreement, Mr. Kerrest receives an annual salary of $325,000 and is eligible for a cash bonus targeted at 65% of his annual salary. Mr. Kerrest also received two option grants. The first option was for the purchase of up to 650,000 shares of common stock. The second option was for the purchase of up to 700,000 shares of common stock and will vest only in the event that the average closing price of our common stock over a 90-day period, is equal to or greater than $4.50 per share. Furthermore, the second option will be forfeited in its entirety if the target stock price is not achieved within four years. In the absence of a Change of Control (as defined in his employment agreement), if Mr. Kerrest's employment with us is terminated by us without Cause (as defined in his employment agreement) or he resigns for Good Reason (as defined in his employment agreement) he shall be entitled to receive the following severance benefits: (i) 12 months of his base salary, plus the target bonus for that year; (ii) the same level of health coverage and benefits in effect immediately preceding his termination until the earlier of the date he is no longer eligible to receive continuation coverage pursuant to COBRA or 12 months from the date of his termination; and (iii) acceleration of 162,500 of the unvested shares of common stock on his time based vesting option for 650,000. If there is a Change of Control and Mr. Kerrest is terminated without Cause or resigns for Good Reason within one year of the Change of Control, Mr. Kerrest will receive: (i) 18 months of his base salary, plus the target bonus for that year; (ii) the same level of health coverage and benefits in effect immediately preceding his termination until the earlier of the date he is no longer eligible to receive continuation coverage pursuant to COBRA or 12 months from the date of his termination; and (iii) accelerated vesting of both options such that they are fully vested and immediately exercisable upon termination. The salary and bonus payments will be made in a single lump sum upon his termination. Payment of the foregoing benefits is conditioned upon Mr. Kerrest's resignation from our Board, if he is a director at the time of his termination, and execution of a release agreement within 21 days of his termination.

        On November 1, 2007, in connection with Jason Hart's resignation as our Chief Executive Officer, we entered into a severance agreement and release with Mr. Hart. The severance agreement provides for: a severance payment to Mr. Hart in the amount of $290,000 (one-half was paid on November 1, 2007 and the second half was paid on May 1, 2008); a bonus for the fiscal year ended September 30, 2007 based on the performance criteria previously established, less applicable withholding taxes, payable in a lump sum at the same time as bonuses are paid to executive officers (Mr. Hart subsequently received a bonus in the amount of $116,000 when bonuses were awarded in November 2007); reimbursement for continued health insurance payments under COBRA until the earlier to occur of October 2008 or Mr. Hart becomes eligible to receive such benefits through a new employer; reimbursement for outstanding unpaid business expenses; and payment for all accrued and unused vacation. The severance payments are made in full and final settlement has occurred of all claims that Mr. Hart may have had against us or any of our officers or employees.

        On April 11, 2008, in connection with Thomas Jahn's resignation as our Chief Executive Officer, we entered into a severance agreement and release with him. The severance agreement provides for: (i) a severance payment to Mr. Jahn of $110,000 payable within a single lump sum; (ii) a severance payment of $145,000 payable within six months and one day after the his resignation date; (iii) a severance payment of $145,000 payable ratably over the six months following October 12, 2008. The severance agreement also provided for the same level of health coverage and benefits in effect immediately preceding his termination until the earlier of the date he is no longer eligible to receive continuation coverage pursuant to COBRA or October 10, 2009. The exercise period for Mr. Jahn's vested options was extended until April 10, 2009 and the vesting on his outstanding restricted stock was accelerated. The above severance benefits were contingent on his signing and not revoking the severance agreement and release.

        On April 11, 2008, we entered into a letter agreement with Mark Lustig regarding his resignation from his position as our Chief Financial Officer. Pursuant to the letter agreement, we paid Mr. Lustig a lump sum of $85,937, net of applicable withholding taxes. This amount included a pro rated bonus for fiscal 2008. Also pursuant to the terms of the letter agreement, we extended the exercisable period for all of Mr. Lustig's options that were vested as of his termination until May 9, 2009. The above severance benefits were contingent upon Mr. Lustig agreeing to a release of claims as well as continued compliance with the terms of his obligations under the proprietary information and inventions agreement that he previously signed.

        On December 17, 2008 we entered into a Severance Agreement and Release with Yves Audebert regarding his termination from his position as our President and Chief Strategy Officer. Pursuant to such agreement, we paid Mr. Audebert a lump sum of $142,500, which was the equivalent of six months base salary. Mr. Audebert also received $53,438 in satisfaction of his incentive bonus compensation for 2008. The severance agreement also provided for the same level of health coverage and benefits in effect immediately preceding his termination until the earlier of the date he is no longer eligible to receive continuation coverage pursuant to COBRA or May 14, 2010. We also accelerated the vesting on 326,042 of his unvested stock options and 36,731 of his unvested restricted stock units and extended the exercise period for his vested options until the earlier of May 14, 2010 or the date such options expire on their terms. We also paid Mr. Audebert for a total $28,261 for 206.27 hours of personal and vacation time that had not accrued at a time when his personal time and vacation time had been capped. An amount equal to $12,057 was paid in satisfaction of waiting time penalties incurred for late payment of Mr. Audebert's final wages and accrued vacation. All of the above payments, with the exception of the penalty for late payment, were paid subject to applicable withholding taxes. The above severance benefits were contingent upon Mr. Audebert agreeing to (i) a release of claims, (ii) not to make any written or oral defamatory communications against the Company, and (iii) not to use or disclose any confidential information obtained during his employment, unless required to be subpoena or court order.

        Our 2002 Stock Option Plan and 2004 Equity Incentive Plan provide that, in the event of a "change in control" (as defined) of the Company, the Compensation Committee or Board may elect to accelerate some or all of the outstanding option awards granted under such plans.

  401(k) Plan

        We have established and maintain a retirement savings plan under Section 401(k) of the Internal Revenue Code to cover our eligible employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a tax deferred basis through contributions to a 401(k) plan. Our 401(k) plan permits us to make matching contributions on behalf of eligible employees. However, in fiscal 2008, no matching contributions were made to the named executive officers in fiscal 2008.

  Director Compensation

        Prior to June 2008, each non-employee director, other than the Chairman of the Board, was paid a quarterly cash retainer of $5,000 and meeting participation fees. The Chairman of the Board was paid a quarterly retainer of $15,000 plus meeting attendance fees. The Chairman of the Audit Committee received a quarterly retainer of $2,500 and the Chairman of the other standing committees of the Board received a quarterly retainer of $1,250. Non-employee directors are also awarded stock options or other equity-based compensation.

        On May, 27, 2008, after consultation with our compensation consultant, J. Richard and Co, our Board approved increases in the quarterly retainer fees for non-employee directors and for the Chairman of each of the various standing committees of the Board, as well as adding a quarterly retainer for participation in the other standing committees of the Board. The following table summarizes the compensation that was paid to our non-employee directors prior to the June 2008 and after June 2008:

Quarterly Retainer	Fee (prior to June 2008)	Fee (after June 2008)
Chairman of the Board	$15,000	15,000
Non-employee directors (excluding Chairman of the Board)	5,000	7,500
Chairman of the Audit Committee	2,500	3,750
Member of the Audit Committee	—	1,875
Chairman of the Compensation Committee	1,250	2,500
Member of the Compensation Committee	—	1,250
Chairman of other standing committees of the Board	1,250	1,875
Member of other standing committees of the Board	—	938

Meeting Attendance	Fee
In-person Board meeting attendance	$2,000
Telephonic Board meeting attendance	1,000
Committee meeting attendance	1,000

        In addition to the cash compensation described above, we have historically compensated non-employee directors with equity-based awards, although we did not have a formal policy or fixed award size that was regularly granted. As part of the May 2008 adoption of our Director Compensation Program, our Board approved guidelines for the granting of restricted stock units to non-employee directors, which vest in monthly installments over a one-year period from the date of grant. The following table summaries the guidelines adopted by our Board:

Position	Shares (#)
Newly Elected Director	25,000
Re-elected Incumbent Director	15,000
Chairman of the Audit Committee	7,500
Member of the Audit Committee	3,750
Chairman of the Compensation Committee	7,500
Member of the Compensation Committee	3,750
Chairman of other standing committees of the Board	5,000
Member of other standing committees of the Board	2,500

        The following table shows certain information with respect to the compensation earned or paid in fiscal 2008 to our non-employee directors. Grant Evans began serving as one of our directors in March 2008 and received compensation as a director until he was appointed as our Chief Executive Officer in April 2008. Since his appointment as Chief Executive Officer, he has received no compensation for his board service. While Jason Hart served as our Chief Executive Officer, until November 2007, he received no compensation for his board service while he served as our Chief Executive Officer. He has been compensated as a non-employee director following his resignation in November 2007. Thomas Jahn served as our Chief Executive Officer from November 2007 through April 2008 and received no compensation for his board service in fiscal 2008. Richard Kashnow and Richard White were directors who did not seek re-election in 2008. Stock awards and option awards reflected in the following table reflect the value of the portion of equity awards that vested during fiscal 2008, with the value of such award calculated in accordance with FAS 123(R). Cash fees include meeting participation fees for regular meetings of the board and standing committees, as well as meetings of special or ad hoc committees.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Robert Brandewie	$41,250	$36,250	$3,883	$81,383
Grant Evans	14,667	—	—	14,667
James Frankola	80,667	72,450	22,875	175,992
Jason Hart	53,417	60,563	107,401	221,381
Steven Humphreys	50,000	—	—	50,000
Richard Kashnow	31,000	44,550	16,062	91,612
James E. Ousley	76,833	77,000	—	153,833
Richard White	31,500	—	—	31,500
David B. Wright	37,833	36,250	—	74,083

Equity Compensation Plan Information

        The following table provides information as of September 30, 2008 with respect to the shares of the Company's common stock that may be issued under our 2002 Stock Option Plan and 2004 Equity Incentive Plan.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	7,734,823		$4.64	2,970,812	(1)
Equity compensation plans not approved by stockholders	3,350,000	(2)	2.31
Total	11,084,823		3.93	2,970,812

(1)
Represents shares that may be issued under the 2004 Equity Incentive Plan.

(2)
Represents options issued as inducement grants in accordance with NASDAQ Marketplace Rule 4350(i)(1)(A)(iv).

OTHER BUSINESS

        We know of no other matters to be submitted to a vote of stockholders at the Annual Meeting. If any other matter is properly brought before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their judgment. In order for any stockholder to nominate a candidate or to submit a proposal for other business to be acted upon at the Annual Meeting, he or she must provide timely written notice to our Secretary in the form prescribed by our bylaws.

STOCKHOLDER PROPOSALS

        Stockholder proposals intended to be included in next year's annual meeting proxy materials must be received by our Secretary no later than September 30, 2009 (the "Proxy Deadline"). The form and substance of these proposals must satisfy the requirements established by our bylaws and the SEC.

        Additionally, stockholders who intend to submit a stockholder proposal at the 2010 Annual Meeting of Stockholders that is not eligible or not intended for inclusion in the proxy statement relating to that meeting must provide our Secretary with written notice of the proposal between 45 and 75 days prior to the anniversary of the mailing date of these proxy materials, provided, however, that if the 2010 annual meeting date is more than 30 days before or after the anniversary date of the 2009 annual meeting, then stockholders must provide notice within time periods specified in our bylaws. Notice must be tendered in the proper form prescribed by our bylaws. Proposals not meeting the requirements set forth in our bylaws will not be entertained at the meeting. A copy of the relevant bylaw provision is available upon written request to our Secretary.

        Additionally, any stockholder seeking to recommend a director candidate or any director candidate who wishes to be considered by the Nominating and Corporate Governance Committee, the committee that recommends a slate of nominees to our Board for election at each annual meeting, must provide our Secretary with a completed and signed biographical questionnaire on or before the Proxy Deadline. Stockholders can obtain a copy of this questionnaire from our Secretary upon written request. The Nominating Committee is not required to consider director candidates received after this date, or without the required questionnaire. The Nominating Committee will consider all director candidates who comply with these requirements and will evaluate these candidates using the criteria described above under the caption, "Director Nomination Process." Director candidates who are then approved by our Board will be included in our proxy statement for that annual meeting.

ANNUAL REPORT

        Our Annual Report on Form 10-K for the fiscal year ended September 30, 2008, including audited financial statements, accompanies this proxy statement. Copies of our Annual Report on Form 10-K for fiscal 2008 and the exhibits thereto are available from us without charge upon written request of a stockholder. Copies of these materials are also available online at www.actividentity.com/en/investors/2_2_annual_reports.php and through the Securities and Exchange Commission at www.sec.gov. We may satisfy SEC rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more of our stockholders. This delivery method can result in meaningful cost savings for us. In order to take advantage of this opportunity, we may deliver only one proxy statement and annual report to multiple stockholders who share an address, unless contrary instructions are received prior to the mailing date. Additionally, if you share an address with another stockholder and have received multiple copies of our proxy statement and annual report, you may write or call us at the address and phone number below to request delivery of a single copy of these materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact our investor relations department at the address below. If your stock is held through a brokerage firm or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your brokerage firm or bank.

ActivIdentity Corporation
Attn: Investor Relations
6623 Dumbarton Circle
Fremont, California 94555
(510) 574-0100

EACH STOCKHOLDER IS URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN
THE ENCLOSED PROXY.

ACTIVIDENTITY CORPORATION
PROXY FOR 2009 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Grant Evans and Jacques Kerrest or either of them, each with power of substitution, as proxies to represent the undersigned at the 2009 Annual Meeting of Stockholders of ActivIdentity Corporation (the “Company”), to be held on Wednesday, March 25, 2009 at 10:00 a.m., local time, at the offices of the Company, located at 6623 Dumbarton Circle, Fremont, California 94555, or any adjournments thereof, and to vote the number of shares of Company common stock that the undersigned would be entitled to vote if personally present on the matters set forth on the reverse side.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED.  IN THE ABSENCE OF ANY DIRECTION, THIS PROXY WILL BE VOTED FOR THE BOARD NOMINEES AND FOR THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2009.

(Continued and to be signed on the reverse side)

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of directors, to hold office until the next annual meeting of stockholders and until their successors are elected and qualified, the following nominees:

NOMINEES:
☐	FOR ALL NOMINEES
		☐	Robert Brandewie
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
		☐	Grant Evans
☐	FOR ALL EXCEPT
	(See instructions below)	☐	James W. Frankola

		☐	Jason Hart

		☐	Steven Humphreys

		☐	James E. Ousley

		☐	David B. Wright

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:	☒

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN

2.	Ratification of BDO Seidman, LLP as independent public accountants for the fiscal year ending September 30, 2009.	☐	☐	☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or continuation thereof.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.